Exhibit 13.19

m Blockstack We'rewritingtoletyouknowthatwe'veextendedthedeadlinetocomplete yourvoucherregistratioo.Youmaynowregisteryourvoucherupuntil Tuesday,May28that11:S9pmEasternTime.Ifyouarereceivingthis message,itmeansyoustillneedtotakeactiontocompleteyourvoucher l.Goto sale.stackstoken.com 2.Createanaccountusingthesamenameandemailyoousedwhen registeringforyourvoucher.IfyoualreadyhaveaCoinUstaccount,login toyourexistingaccounttoregisteryourvoucher. 3.Completetheverificationandidentificationprocess Ifyouhaveadditionalquestionsaboutyourvoucher,pleasecheckoutourFAQs on https://www.stackstoken.com/faqf or email support@stackstoken.com Biod<>tad<ToRnU.C<moOingoddr«< i<: 111TownSquare I12()J,l<fW'I'Qty,HJ07J!O